Exhibit 10.3   Assignment and Assumption Agreement


                    ASSIGNMENT AND ASSUMPTION AGREEMENT

   This Assignment and Assumption Agreement (the "Assignment"), effective on July 31, 2008 (the "Effective Date"), is made by and between Northwest Medical Research, Inc., having its principal office at #90 NW Second Street, P.O. Box 910, Stevenson, Washington 98648 ("NW MED") and Generic Marketing Services, Inc., a publicly traded corporation controlled by Dr. Marvin Hausman ("NEWCO").

   NW MED entered into an Option Agreement (the "Option Agreement"), effective May 1, 2006, with The Penn State Research Foundation ("PSRF") granting NW MED an option to license from PSRF certain intellectual property and know-how, patent applications, any continuations, divisional applications and any patents issuing therefrom (the "Licensed Patents") for the purpose of developing and commercializing certain Licensed Products, as such terms are defined under the Option Agreement.

   The provisional patent application included in the Licensed Patents was entitled "Identification of Selenoergothioneine as a Natural Organic Form of Selenium from Cultivated Mushrooms", U.S. Provisional Patent Application No. 60/782,204, filed on March 14, 2006 and naming R. Beelman, J. Dubost, D. Peterson and M. Hausman as co-inventors (the "Original Provisional Patent Application"). The Original Provisional Patent Application served as a priority for U.S. Patent Application Serial No. 11/686,033, filed on March 14, 2007 and entitled "Phytonutrient Compositions from Mushrooms or Filamentous Fungi and Methods of Use" and related Patent Cooperation Treaty ("PCT") patent application PCT U.S.07/63984 filed on March 14, 2007 (the "Patent Applications"; the Original Provisional Patent Application, together with the Patent Applications and any future related continuations, divisionals and national phase applications, as well as all related know-how and good will, referred to herein as the "Licensed Patents").

   In connection with the Option Agreement, NW MED has reimbursed and paid certain patent prosecution expenses relating to the Licensed Patents, and Paragraph 11.1 of the Option Agreement permits the assignment of the Option Agreement in certain circumstances.

   NW MED wishes to assign to NEWCO its exclusive option rights under the Option Agreement and to the Licensed Patents as covered in the Option Agreement, and NEWCO desires to assume the obligations of NW MED under the Option Agreement, in consideration for the issuance of 3,500,000 shares of NEWCO's common stock;

   In consideration for the foregoing and the covenants and promises hereinafter set forth, and with intent to be legally bound, the parties hereto agree as follows:

   1. NW MED hereby assigns to NEWCO all of its right, title and interest under the Option Agreement and to the Licensed Patents, together with all other know how and goodwill of NW MED not specifically covered by the Option Agreement or the Licensed Patents but relating to the subject matter of the Licensed Patents, and NEWCO hereby assumes all of the obligations of NW MED under the Option Agreement.

   2. In consideration therefor, NEWCO shall issue to NW MED 3,500,000 shares of its common stock (the "Shares"), which Shares, when issued shall be duly and validly issued, fully paid and non assessable shares of common stock of NEWCO. NEWCO represents and warrants that all corporate action necessary to authorize the issuance of the Shares and the execution and delivery of this Agreement has been duly taken, and does not violate the Certificate of Incorporation, Bylaws, or any contract or obligation to which it is a party. NW MED represents and warrants that all corporate action necessary to authorize the execution and delivery of this Agreement has been duly taken, and does not violate the Certificate of Incorporation, Bylaws, or any contract or obligation to which it is a party, that the Option Agreement currently is in full force and effect, and that it will be acquiring the Shares for investment purposes only and not for distribution.

   3. The assignment and assumption hereunder and the obligation of NEWCO to issue the Shares to NW MED is subject to the approval by PSRF to the assignment and assumption of the Option Agreement in accordance with the provisions of Paragraph 11.1 of the Option Agreement. NEWCO acknowledges receipt of a true and correct copy of the Option Agreement.

   4. The parties agree to execute and deliver all further documents and instruments necessary to effect the assignment and assumption set forth in this Agreement.

   5. This Agreement may be executed in counterparts, which when taken together, shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement, by proper persons thereunto duly authorized.


NORTHWEST MEDICAL RESEARCH, INC.

By:    /s/ Marvin S. Hausman
       ------------------------

Name:  Marvin S. Hausman MD
       ------------------------

Title: President
       ------------------------



GENERIC MARKETING SERVICES, INC.

By:    /s/ Frank Arnone
       ------------------------

Name:  Frank Arnone
       ------------------------

Title: C.E.O.
       ------------------------

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